Exhibit 21

                         SUBSIDIARIES OF LINCOLN BANCORP


Subsidiaries of Lincoln Bancorp:

                     Name                         Jurisdiction of Incorporation
     -------------------------------------        -----------------------------
         Lincoln Federal Savings Bank                        Federal
               LF Service Corp.                              Indiana
     Citizens Loan and Service Corporation                   Indiana
         LF Portfolio Services, Inc.                         Delaware